UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2012

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2012, Integrated Device Technology, Inc. (“IDT” or the “Company”) and Bank of America, N.A. (“Bank of America”) entered into Amendment No. 2 (“Amendment No. 2”) to the Master Repurchase Agreement, dated as of June 13, 2011 (as amended by Amendment No. 1, dated as of May 17, 2012, the “Master Repurchase Agreement”).

Amendment No. 2 extended the availability period under the Master Repurchase Agreement from the period from June 13, 2011 to December 13, 2012 to the period from June 13, 2011 to February 14, 2013. Pursuant to the Master Repurchase Agreement, as amended by Amendment No. 2, IDT has the right, subject to the terms and conditions of the Master Repurchase Agreement, to sell to Bank of America up to 1,431 shares of Class A preferred stock of its wholly owned subsidiary, IDTI (Cayman) Limited, in one or more transactions prior to February 14, 2013 for an aggregate purchase price of $135 million. Pursuant to the Master Repurchase Agreement, on June 13, 2016 IDT is obligated to repurchase from Bank of America, and Bank of America is obligated to resell to IDT, any securities purchased pursuant to the Master Repurchase Agreement for an aggregate repurchase price equal to the aggregate repurchase price paid by Bank of America for such purchased securities plus any accrued and unpaid price differential (as defined in the Master Repurchase Agreement).

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 2, which is filed as Exhibit 10.1 to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 2 to the Master Repurchase Agreement, dated as of December 4, 2012, by and between Integrated Device Technology, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2012	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Richard D. Crowley, Jr.
Richard D. Crowley, Jr.
Senior Vice President, Chief Financial Officer (duly authorized officer)

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 2 to the Master Repurchase Agreement, dated as of December 4, 2012, by and between Integrated Device Technology, Inc. and Bank of America, N.A.